EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	Gary M. Small
Vice President of Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-9823
cscott@homesavings.com

United Community Financial Corp. Announces

Profitable First Quarter 2014

YOUNGSTOWN, Ohio (April 24, 2014) – United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported consolidated net income of $2.1 million for the three months ended March 31, 2014.

Selected results:

•	Net loans increased $31.7 million from the prior quarter, or 3.0%

•	Net income for first quarter of 2014 was $2.1 million compared to a net income of $2.2 million for the prior quarter and $2.7 million for the same quarter last year

•	Noninterest expense for the first quarter of 2014 was $13.5 million, down 9.6% from the previous quarter and down 2.3% from the first quarter of 2013

•	Credit quality continues to improve as nonperforming loans, nonperforming assets and delinquent loans decreased during the first quarter of 2014

•	Home Savings’ continues to be well capitalized. At quarter end, the Tier 1 leverage ratio was 10.71% and the total risk based capital ratio was 19.68%

Gary M. Small, President and Chief Executive Officer of the Company and Home Savings, commented, “We are very pleased to deliver first quarter loan growth of $31 million, up 3%, with meaningful growth in both the residential mortgage and commercial and industrial loan categories. Credit quality remains strong and our cost of funds has improved 9 basis points as compared to the first quarter of 2013. These achievements are in keeping with 2014 objectives to grow and diversify our loan portfolio and improve operating efficiencies.”

Net Interest Income

Net interest income for the three months ended March 31, 2014 and 2013 was $12.6 million and $12.9 million, respectively. Net interest margin for the three months ended March 31, 2014 and 2013 was 3.07% and 3.01%, respectively.

Total interest income decreased $731,000 in the first quarter of 2014 compared to the first quarter of 2013, primarily as a result of a decrease of $5.4 million in the average balance of outstanding loans as well as a decrease in the yield on net loans of 17 basis points. Further impacting the comparison, the Company also recognized a decrease in the average balance of available for sale securities of $86.2 million in the first quarter of 2014 as compared to the same quarter last year, despite an increase in the yield on those assets of 23 basis points.

Total interest expense decreased $416,000 for the quarter ended March 31, 2014, as compared to the same quarter last year. The change was due primarily to reductions of $410,000 in interest paid on deposits. The overall decrease in interest expense was partially attributable to a 9.3% growth in noninterest bearing deposits. Also contributing to the decrease between the two quarterly periods was a reduction of 8 basis points in the cost of certificates of deposit. The average outstanding balance of certificates of deposit in the first quarter of 2014 declined by $69.0 million as compared to the first quarter of 2013. Furthermore, the average balance of non-time deposits decreased $10.6 million and the cost of non-time deposits decreased 5 basis points.

Net interest income for the three months ended March 31, 2014 and December 31, 2013 was $12.6 million and $13.1 million, respectively. Net interest margin for the three months ended March 31, 2014 and December 31, 2013 was 3.07% and 3.17%, respectively.

Total interest income decreased $607,000 in first quarter of 2014 compared to the fourth quarter of 2013, primarily as a result of a decrease in the yield on net loans of 34 basis points offset by an increase of $26.9 million in the average balance of outstanding loans. Further affecting the comparison, the Company also recognized a decrease in the average balance of available for sale securities of $7.7 million in the first quarter of 2014 as compared to the prior quarter despite a minimal increase in the yield on available for sale securities of one basis point.

Total interest expense decreased $135,000 for the three months ended March 31, 2014, as compared to the quarter ended December 31, 2013. The change was due primarily to reductions of $103,000 in interest paid on deposits. The overall decrease in deposit interest expense was attributable to a shift in deposit balances from certificates of deposit to less expensive non-time deposits. Between December 31, 2013, and March 31, 2014, the average outstanding balance of certificates of deposit declined by $24.1 million, while non-time deposits increased by $5.7 million. Also contributing to the decrease in interest expense was a reduction of three basis points in the cost of certificates of deposit.

Asset Quality

Delinquent loans continued to decline in the first quarter of 2014. As of March 31, 2014, delinquent loans were $22.0 million, down $1.8 million, or 7.7%, from $23.8 million at December 31, 2013. Nonperforming loans also continued to decline; as of March 31, 2014, nonperforming loans were $23.0 million, down $605,000, or 2.6%, from $23.6 million at December 31, 2013. Nonperforming assets were $27.7 million as of March 31, 2014, down $2.2 million, or 7.5%, from $29.9 million at December 31, 2013.

The provision for loan losses decreased to $33,000 in the first quarter of 2014, compared to $2.1 million in the first quarter of 2013, and $282,000 in the preceding quarter reflecting the continual improvement in asset quality.

The Company continued to make significant progress in the resolution of foreclosed properties in the first quarter of 2014. At March 31, 2014, other real estate owned and other repossessed assets consisted of properties with a net book value of $4.7 million, a decrease of $1.6 million from the prior quarter.

Noninterest Income

Noninterest income in the first quarter of 2014 was $3.2 million, as compared to noninterest income for the first quarter of 2013 of $5.7 million. The decrease in noninterest income was driven by decreases in investment advisory income, mortgage banking income, gains on the sale of available for sale securities and other income. The decrease in investment advisory income was the result of lower sales volume in the current quarter, as compared to the same quarter last year. A $50.5 million reduction in mortgage originations sold resulted in a $1.0 million decline in mortgage banking income. The change in gains recognized on the sale of available for sale securities was the result of sales made in the first quarter of 2013 that did not reoccur in the first quarter of 2014. The change in other income was the result of lower net rental income received on real estate owned in the current quarter, compared to the same quarter last year. Also, Home Savings recognized a recovery of $138,000 on interest rate caps in the first quarter of 2013.

When comparing the current quarter to the prior quarter, noninterest income decreased $900,000. Deposit related fee income, mortgage banking income, and losses on the valuation and disposal of other real estate owned (“OREO”) accounted for the change. The change in deposit related fees can be attributed to a decline in NSF and overdraft service charges. A $238,000 reduction in mortgage banking income was due to a decline in volume of $9.6 million in mortgages being sold. In addition a $209,000 OREO valuation reserve was established in the first quarter.

Noninterest Expense

Noninterest expense was $13.5 million in the first quarter of 2014, compared to $13.9 million in the first quarter of 2013; a difference of $321,000. In the first quarter of 2014, other expenses decreased primarily because of lower expenses incurred on loans sold in the secondary market. Reduced FDIC premiums of $301,000 and franchise/financial institutions tax expenses of $233,000 also contributed to the change. These reductions were offset by an increase of $707,000 in salaries and employee benefits, due primarily to annual wage and benefit increases, incentive accruals, and lower deferred salary expenses related to loan origination.

Compared to the prior quarter, noninterest expense in the first quarter of 2014decreased $1.4 million. Compared to the prior quarter, other expenses decreased because of lower expenses incurred on loans sold in the secondary market. Reduced FDIC insurance premiums of $339,000 and franchise/financial institutions tax expense of $153,000 also contributed to the positive variance. Professional fees were $320,000 lower during the three months ended March 31, 2014 as compared to the prior quarter. These reductions were offset by an increase of $729,000 in salaries and employee benefits, substantially due to annual wage and benefit increases and lower deferred salary expenses related to loan originations.

Capital and Book Value per Common Share

Home Savings’ Tier 1 leverage ratio was 10.71% as of March 31, 2014, as compared to 10.50% as of December 31, 2013. Home Savings’ total risk-based capital ratio was 19.68% at March 31, 2014, as compared to 19.76% at December 31, 2013. Home Savings is considered well capitalized. Tangible book value per common share at March 31, 2014 was $3.76, as compared to $3.47 at December 31, 2013.

As of March 31, 2014, the net deferred tax asset (DTA), before valuation allowance, was $37.3 million compared to $42.8 million at December 31, 2013. The primary cause of the change in the net DTA at March 31, 2014 was the tax effect of the redemption of stock by the Federal Home Loan Bank in March. The Company has established a full valuation allowance against the entire net DTA. Management will continue to conduct a regular assessment of the need to maintain a full valuation allowance against its deferred tax asset. To that end, management will continue to apply its judgment in weighing positive and negative evidence in anticipation of the ultimate reversal of the deferred tax asset valuation allowance.

Home Savings is a wholly-owned subsidiary of the Company and operates 33 full-service banking offices and 10 loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “will have” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31,	December 31,
	2014	2013
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$21,762	$20,937
Federal funds sold	40,473	56,394

Total cash and cash equivalents	62,235	77,331
Securities:
Available for sale, at fair value	517,388	511,006
Loans held for sale	4,230	4,838
Loans, net of allowance for loan losses of $20,554 and $21,116	1,060,901	1,029,192
Federal Home Loan Bank stock, at cost	18,068	26,464
Premises and equipment, net	20,602	20,924
Accrued interest receivable	5,161	5,694
Real estate owned and other repossessed assets	4,700	6,341
Core deposit intangible	133	152
Cash surrender value of life insurance	45,322	44,972
Other assets	10,404	10,936

Total assets	$1,749,144	$1,737,850

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,212,447	$1,221,162
Non-interest bearing	185,620	170,590

Total deposits	1,398,067	1,391,752
Borrowed funds:
Federal Home Loan Bank advances	50,000	50,000
Repurchase agreements and other	90,572	90,578

Total borrowed funds	140,572	140,578
Advance payments by borrowers for taxes and insurance	12,246	20,060
Accrued interest payable	585	550
Accrued expenses and other liabilities	7,845	9,836

Total liabilities	1,559,315	1,562,776

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 50,422,161 and 50,339,089 shares, respectively, outstanding	174,522	174,719
Retained earnings	82,847	81,515
Accumulated other comprehensive loss	(29,097)	(41,665)
Treasury stock, at cost, 3,716,749 and 3,799,821 shares, respectively	(38,443)	(39,495)

Total shareholders’ equity	189,829	175,074

Total liabilities and shareholders’ equity	$1,749,144	$1,737,850

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
	(Dollars in thousands, except per share data)
Interest income
Loans	$12,122	$12,657	$12,627
Loans held for sale	49	63	89
Securities:
Available for sale	3,241	3,278	3,428
Federal Home Loan Bank stock dividends	267	267	283
Other interest earning assets	26	47	9

Total interest income	15,705	16,312	16,436
Interest expense
Deposits	1,677	1,780	2,087
Federal Home Loan Bank advances	518	530	523
Repurchase agreements and other	908	928	909

Total interest expense	3,103	3,238	3,519

Net interest income	12,602	13,074	12,917
Provision for loan losses	33	282	2,064

Net interest income after provision for loan losses	12,569	12,792	10,853

Non-interest income
Non-deposit investment income	341	373	541
Service fees and other charges
Mortgage servicing fees	689	704	704
Deposit related fees	1,198	1,499	1,260
Mortgage servicing rights valuation	(1)	4	435
Mortgage servicing rights amortization	(392)	(431)	(660)
Other service fees	—	—	43
Net gains (losses):
Securities available for sale	3	(1)	721
Mortgage banking income	612	850	1,643
Real estate owned and other repossessed assets charges, net	(383)	(215)	(431)
Card fees	772	850	734
Other income	385	491	703

Total non-interest income	3,224	4,124	5,693

Non-interest expense
Salaries and employee benefits	7,580	6,851	6,873
Occupancy	933	906	822
Equipment and data processing	1,798	1,863	1,760
Franchise tax	198	351	431
Advertising	189	247	139
Amortization of core deposit intangible	19	20	23
Deposit insurance premiums	253	592	554
Other insurance premiums	137	137	176
Professional fees
Legal and consulting fees	161	354	192
Other professional fees	392	519	216
Real estate owned and other repossessed asset expenses	213	310	493
Other expenses	1,670	2,827	2,185

Total non-interest expenses	13,543	14,977	13,864

Income before income taxes	2,250	1,939	2,682
Income tax expense	156	(300)	—

Net income	2,094	2,239	2,682
Amortization of discount on preferred stock	—	—	821

Earnings available to common shareholders	$2,094	$2,239	$1,861

Earnings per common share
Basic	$0.04	$0.04	$0.06
Diluted	0.04	0.04	0.05

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

		At or for the quarters ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(In thousands, except per share data)
Financial Data
Total assets	$1,749,144	$1,737,850	$1,756,202	$1,787,071	$1,831,776
Total loans, net	1,060,901	1,029,192	1,009,029	1,008,843	1,034,415
Total securities	517,388	511,006	542,811	555,188	602,107
Total deposits	1,398,067	1,391,752	1,410,610	1,433,815	1,460,960
Total shareholders’ equity	189,829	175,074	183,322	183,759	206,511
Net interest income	12,602	13,074	12,704	12,636	12,917
Provision for loan losses	33	282	657	1,113	2,064
Noninterest income	3,224	4,124	3,548	6,384	5,693
Noninterest expense	13,543	14,977	13,528	14,368	13,864
Income tax expense (benefit)	156	(300)	350	150	—
Net income	2,094	2,239	1,717	3,389	2,682
Share Data
Basic earnings (loss) per common share	$0.04	$0.04	$0.03	$(0.06)	$0.06
Diluted earnings (loss) per common share	0.04	0.04	0.03	(0.06)	0.05
Book value per common share	3.76	3.48	3.65	3.66	4.81
Tangible book value per common share	3.76	3.47	3.65	3.66	4.81
Market value per common share	3.92	3.57	3.89	4.65	3.88
Common shares outstanding at end of period	50,422	50,339	50,225	50,189	39,607
Weighted average shares outstanding—basic	50,196	50,114	50,110	43,160	33,565
Weighted average shares outstanding—diluted	50,451	50,360	50,382	43,160	33,829
Key Ratios
Return on average assets (1)	0.48%	0.51%	0.39%	0.74%	0.59%
Return on average equity (2)	4.52%	4.82%	3.75%	6.46%	6.14%
Net interest margin	3.07%	3.17%	3.04%	2.93%	3.01%
Efficiency ratio	83.45%	85.89%	81.14%	78.38%	75.55%
Nonperforming loans to total loans, end of period	2.17%	2.29%	2.72%	2.88%	4.32%
Nonperforming assets to total assets, end of period	1.58%	1.72%	2.10%	2.26%	3.30%
Allowance for loan loss as a percent of loans, end of period	1.90%	2.01%	2.04%	1.85%	2.07%
Delinquent loans to total loans, end of period	2.07%	2.32%	2.77%	3.38%	4.51%
Capital Ratios
Tier 1 leverage ratio	10.71%	10.50%	10.26%	10.03%	9.84%
Tier 1 risk-based capital ratio	18.42%	18.50%	18.52%	18.17%	17.02%
Total risk-based capital ratio	19.68%	19.76%	19.78%	19.42%	18.28%
Equity to assets	10.85%	10.07%	10.44%	10.28%	11.27%
Tangible common equity to tangible assets (3)	10.85%	10.07%	10.43%	10.27%	11.26%

(1)	Net income divided by average total assets
(2)	Net income divided by average total equity
(3)	We use certain non-GAAP financial measures, such as the tangible common equity to tangible common assets ratio (TCE), to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. We believe TCE is useful because it is a measure utilized by regulators, market analysts and investors in evaluating a Company’s financial condition and capital strength. TCE, as defined by us, represents common equity less core deposit intangible assets. A reconciliation form our GAAP total equity to total assets ratio to the non-GAAP tangible common equity to tangible assets ratio is presented below:

	At or for the quarters ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(Dollars in thousands)
Total assets	$1,749,144	$1,737,850	$1,756,202	$1,787,071	$1,831,776
Less: Core deposit intangible	133	152	172	192	215

Tangible assets (Non-GAAP)	$1,749,011	$1,737,698	$1,756,030	$1,786,879	$1,831,561
Total common equity	189,829	175,074	183,322	183,759	206,511
Less: Core deposit intangible	133	152	172	192	215

Tangible common equity (Non-GAAP)	$189,696	$174,922	$183,150	$183,567	$206,296
Total equity/Total assets	10.85%	10.07%	10.44%	10.28%	11.27%
Tangible common equity/Tangible assets (non-GAAP)	10.85%	10.07%	10.43%	10.27%	11.26%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
				(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$610,879	$585,025	$575,791	$572,575	$570,377
Multi-family residential*	54,233	54,485	55,696	62,559	69,857
Nonresidential*	125,796	131,251	127,699	120,586	132,662
Land*	9,829	9,683	9,546	9,821	15,216
Construction Loans
One-to four-family residential and land development	55,082	53,349	38,932	32,512	32,866
Multi-family and nonresidential*	207	—	—	4,584	4,584

Total real estate loans	856,026	833,793	807,664	802,637	825,562
Consumer Loans	184,409	189,231	194,383	199,634	206,496
Commercial Loans	40,013	26,141	26,888	24,526	23,077

Total Loans	1,080,448	1,049,165	1,028,935	1,026,797	1,055,135
Less:
Allowance for loan losses	20,554	21,116	21,032	19,037	21,827
Deferred loan costs, net	(1,007)	(1,143)	(1,126)	(1,083)	(1,107)

Total	19,547	19,973	19,906	17,954	20,720

Loans, net	$1,060,901	$1,029,192	$1,009,029	$1,008,843	$1,034,415

* Categories are considered commercial real estate

	At or for the quarters ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
				(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$136,031	$132,751	$134,766	$135,228	$136,952
Non-interest bearing checking accounts	185,620	170,590	167,167	165,224	169,790

Total checking accounts	321,651	303,341	301,933	300,452	306,742
Savings accounts	278,906	267,515	267,062	272,991	274,419
Money market accounts	329,163	328,625	331,449	334,242	341,804

Total non-time deposits	929,720	899,481	900,444	907,685	922,965
Retail certificates of deposit	468,347	492,271	510,166	526,130	537,995

Total certificates of deposit	468,347	492,271	510,166	526,130	537,995

Total deposits	$1,398,067	$1,391,752	$1,410,610	$1,433,815	$1,460,960

Certificates of deposit as a percent of total deposits	33.50%	35.37%	36.17%	36.69%	36.82%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
				(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$21,116	$21,032	$19,037	$21,827	$21,130
Provision	33	282	657	1,113	2,064
Net recoveries (chargeoffs)	(595)	(198)	1,338	(3,903)	(1,367)

Ending balance	$20,554	$21,116	$21,032	$19,037	$21,827

Net Charge-offs (Recoveries)
Real Estate Loans
One-to four-family	$(163)	$(42)	$201	$487	$637
Multi-family	(5)	—	(13)	113	41
Nonresidential	(252)	29	381	1,288	459
Land	—	(12)	(10)	1,639	(196)
Construction Loans
One-to four-family residential and land development	(79)	(451)	(1,876)	108	(75)
Multi-family and nonresidential	—	620	—	(4)	18

Total real estate loans	(499)	144	(1,317)	3,631	884
Consumer Loans	(233)	193	143	387	443
Commercial Loans	137	(139)	(164)	(115)	40

Total	$(595)	$198	$(1,338)	$3,903	$1,367

	At or for the quarters ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
				(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four-family residential	$6,132	$6,356	$6,127	$4,993	$5,978
Multi-family residential	1,158	641	705	727	1,727
Nonresidential	5,033	5,560	8,963	10,429	21,021
Land	532	496	628	656	5,957
Construction Loans
One-to four-family residential and land development	2,884	3,084	3,320	4,385	4,931

Total real estate loans	15,739	16,137	19,743	21,190	39,614
Consumer Loans	3,089	3,293	3,564	3,459	3,608
Commercial Loans	4,155	4,158	4,177	4,453	1,492

Total Loans	$22,983	$23,588	$27,484	$29,102	$44,714

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$18,708	$20,188	$20,946	$22,487	$36,515
Past due 90 days and still accruing	—	45	3,413	3,501	3,594

Past due 90 days	18,708	20,233	24,359	25,988	40,109
Past due less than 90 days and on nonaccrual	4,276	3,356	3,125	3,114	4,605

Total Nonperforming Loans	22,984	23,589	27,484	29,102	44,714
Other Real Estate Owned	4,700	6,318	9,276	11,203	15,349
Repossessed Assets	—	23	39	156	433

Total Nonperforming Assets	$27,684	$29,930	$36,799	$40,461	$60,496

Total Troubled Debt Restructured Loans
Accruing	$26,614	$26,577	$26,629	$25,165	$23,812
Nonaccruing	4,724	4,941	5,474	5,455	3,616

Total	$31,338	$31,518	$32,103	$30,620	$27,428